Exhibit 7.3

INDIVIDUAL GUARANTEE

Wuxi, China

March 20, 2017

In order to induce YSK 1860 Co., Limited (which together with its successors, endorsees and assigns, is hereinafter called “Purchaser”) to enter into that certain Share Purchase Agreement dated March 20, 2017 (the “Agreement”) with Maxworthy International Ltd., Jianhua Wu, Lihua Tang, Yunxia Ren, and Haoyang Wu (hereinafter, each referred to as “Seller” and collectively as “Sellers”), and for other valuable consideration, the receipt of which is hereby acknowledged, the undersigned (hereinafter, whether one or more, called the “Guarantor”) who hereby absolutely unconditionally guarantees to Purchaser the due and punctual payment when due, whether by acceleration or otherwise, in accordance with the terms thereof, of all sums payable with respect to any and every obligation or liability of the Sellers, whether joint or several, to Purchaser arising out of the Agreement, including, without limitation, all amounts arising from any Seller’s breach of Section 5.3 of the Agreement, whether now existing or hereafter incurred, (such obligations and liabilities of Sellers being hereinafter collectively called the “Liabilities”). Notwithstanding any language contained in this Guarantee relating to the Agreement, it is expressly intended, contemplated and agreed that the Guarantor’s obligations under this Guarantee shall extend to each and all of the Liabilities, whether or not such Liabilities relate directly or indirectly to the Agreement. All payments made in connection with this Guarantee shall be in lawful money of the United States of America in immediately available funds.

The Guarantor hereby grants to Purchaser full power, without notice to the Guarantor or to Sellers, and without in any way affecting the joint and several obligations of each Guarantor hereunder, to deal in any manner with Sellers, the Liabilities and with any Guarantor hereunder, and any other guarantor of the Liabilities including, without limitation, the following powers: (a) to modify or otherwise change any terms of all or any part of the Liabilities, to grant any extension or renewal thereof and any other indulgence with respect thereto, and to effect any release, subordination, compromise or settlement with respect to Sellers, the Liabilities and the obligations of any one or more of the Guarantors; and (b) to enter into any agreement of forbearance with respect to the Liabilities of any Seller or the obligations of any Guarantor, or to change the terms of any such agreement.

The Guarantor waives any notice of the acceptance of this Guarantee, or of the creation, renewal or accrual of any of the Liabilities, present or future, or of the reliance of Purchaser upon this Guarantee. The Liabilities shall conclusively be presumed to have been created, contracted for, incurred or suffered to exist in reliance upon this Guarantee, and all dealings between Sellers and Purchaser shall likewise be presumed to be in reliance upon this Guarantee. The Guarantor waives protest, presentment, demand for payment, notice of non-payment, and notice of dishonor to or upon the Guarantor, any Seller, or any other party liable for any of the Liabilities. The Guarantor acknowledges that this Guarantee and the Guarantor’s obligations under this Guarantee are and shall at all times continue to be absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of (a) any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Guarantee and the obligations of the Guarantor under this Guarantee, (b) the obligations of any other person or party (including, without limitation, the Sellers) relating to this Guarantee, or (c) the obligations of the Guarantor under this Guarantee or otherwise with respect to the Liabilities. The obligations of the Guarantor hereunder shall not be released, discharged or in any way affected, nor shall the Guarantor have any rights against Purchaser by reason of the fact that any of the Liabilities may be invalid or unenforceable against any Seller or any obligor thereon for any reason whatsoever.

In case any Seller shall fail to pay all or any part of the Liabilities when due, the Guarantor immediately will pay to Purchaser the amount due and unpaid by each such Seller under such Liabilities, in like manner as if such amount constituted the direct and primary obligation of the Guarantor. The obligations of the Guarantor to Purchaser pursuant to this Guarantee, whether direct or contingent, and of every description, shall, without any further notice or demand become immediately due and payable and shall be paid forthwith by the Guarantor. Purchaser shall have its remedies under this Guarantee without being obliged to resort first to any other security or to any other remedy or remedies to enforce payment or collection of the Liabilities, and may pursue all or any of its remedies at one or at different times.

In the event that Purchaser shall receive any payments on account of any of the Liabilities, whether directly or indirectly, and it shall subsequently be determined that such payments were for any reason improper, or a claim shall be made against Purchaser that the same were improper, and Purchaser either voluntarily or pursuant to court order shall return the same, the Guarantor shall be liable, with the same effect as if the said payments had never been paid to, or received by, Purchaser, for the amount of such repaid or returned payments. If the Guarantee hereunder with respect to any Guarantor would be held or determined to be void, invalid or unenforceable on account of the amount of such Guarantor’s aggregate liability under this Guarantee, then notwithstanding any other provision of this Guarantee to the contrary, the maximum liability of such Guarantor hereunder shall be automatically limited and reduced to an amount equal to the maximum amount that would not render this Guarantee with respect to such Guarantor void, invalid or unenforceable. The invalidity or unenforceability of any portion of this Guarantee shall in no way affect the validity or enforceability of any other portion of this Guarantee.

No delay on the part of Purchaser in exercising any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right hereunder or the failure to exercise same in any instance preclude other or further exercise thereof or the exercise of any other power or right; nor shall Purchaser be liable for exercising or failing to exercise any such power or right; the right and remedies hereunder expressly specified are cumulative and not exclusive of any rights or remedies which Purchaser or any one in whose behalf it has acted or shall act as herein provided, or its or his or their transferees, may or will otherwise have.

The term “Seller” as used throughout this instrument shall include the individual or individuals, association, partnership, limited liability company or corporation named herein as a Seller, and (a) any successor, individual or individuals, association, partnership or limited liability company or corporation to which all or substantially all of the business or assets of such Seller shall have been transferred, (b) in the case that such Seller is a partnership or limited liability company, any new partnership or limited liability company, as the case may be, which shall have been created by reason of the admission of any new partner (member) or partners (members) therein or the dissolution of the existing partnership (limited liability company) by the death, resignation or other withdrawal of any partner (member), (c) in the case that such Seller is a corporation, any other corporation into or with which such Seller shall have been merged, consolidated, reorganized, purchased or absorbed and (d) any affiliate of such Seller, whether an individual, partnership, limited liability company or other entity.

The Guarantee shall, without further reference, pass to and may be relied on and enforced by any successor or assignee of Purchaser, and any transferee or subsequent holder of any of the Liabilities or any Seller and/or the Guarantor will not assert any claims it may have against Purchaser against any such assignee, successor, transferee, or any other subsequent holder. NO CLAIM MAY BE MADE BY GUARANTOR AGAINST PURCHASER OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS OR AGENTS OF PURCHASER FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR, TO THE FULLEST EXTENT PERMITTED BY LAW, FOR ANY PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM OR CAUSE OF ACTION (WHETHER BASED ON CONTRACT, TORT, STATUTORY LIABILITY, OR ANY OTHER GROUND) BASED ON, ARISING OUT OF OR RELATED TO THIS GUARANTEE, THE LIABILITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND THE GUARANTOR HEREBY WAIVES, RELEASES AND AGREES NEVER TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER SUCH CLAIM NOW EXISTS OR HEREAFTER ARISES AND WHETHER OR NOT IT IS NOW KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR. This is a continuing guaranty, and is to remain in force until the payment of all Liabilities of Sellers to Purchaser, whether now existing or hereafter incurred, notwithstanding the appointment of a receiver of, or the dissolution of, and/or any other change in, or with respect to any Seller. No change, modification, waiver, or discharge, in whole or in part, of this Guarantee shall be effective unless in writing and signed by the party against whom such change, modification, waiver, or discharge is sought to be enforced. However, this Guarantee may be terminated with respect to the obligations of any of the Guarantors (but then only so far as it relates to Liabilities arising after such termination), only upon written notice to that effect delivered by such Guarantor to Purchaser and receipt thereof acknowledged in writing by an officer of Purchaser. In the event of termination such Guarantor and his, her or its respective executors, administrators and assigns shall nevertheless remain liable with respect to the Liabilities theretofore created or arising, and with respect to such Liabilities and any renewals, or other liabilities arising out of the same, this instrument shall continue in full force and effect and Purchaser shall have all the rights herein provided for as if no such termination had occurred; and the Guarantors, if any, who have not joined in such termination shall continue to be liable hereunder as if no such termination had been effected. This Guarantee shall be deemed to have been made in the State of New York, the Guarantor consents to the jurisdiction of the state and federal courts of the State of New York, County of New York and the rights and liabilities of the parties shall be determined in accordance with the laws of the State of New York. It is agreed that all understandings and agreements heretofore had between the parties hereto are merged in this Guarantee, which alone, fully and completely, expresses their understanding.

THE GUARANTOR HEREBY EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD (INCLUDING ANY ATTORNEY ASSOCIATED WITH PURCHASER’S COUNSEL,EACH PARTY HEREBY WAIVING ANY CONFLICT OF INTEREST), OR ANY OTHER PERSON AUTHORIZED BY PURCHASER AT ANY TIME OR TIMES TO APPEAR FOR THE GUARANTOR IN ANY ACTION WHICH MAY BE BROUGHT BY PURCHASER TO ENFORCE THE TERMS OF THIS GUARANTEE, AND TO SIGN FOR THE GUARANTOR AN AGREEMENT FOR ENTERING INTO ANY COMPETENT COURT AN ACTION FOR THE RECOVERY OF THE UNPAID LIABILITIES PLUS UPON APPLICATION TO THE COURT ON NOTICE TO THE GUARANTOR, INTEREST AND COSTS OF SUIT, INCLUDING ATTORNEYS’ FEES (THE “ADDITIONAL COSTS”), AND TO CONFESS JUDGMENT AGAINST THE GUARANTOR FOR THE UNPAID AMOUNT OF LIABILITIES PLUS THE ADDITIONAL COSTS.

IN CONNECTION WITH ANY CONFESSION OF JUDGMENT PROCEEDINGS INSTITUTED BY OR ON BEHALF OF PURCHASER, THE GUARANTOR WAIVES ALL PROCEDURAL ERRORS, DEFECTS AND IMPERFECTIONS IN ENTERING JUDGMENT OR IN ANY WRIT, PROCESS, OR PROCEEDING RELATED TO SUCH CONFESSION OF JUDGMENT, AND AGREES THAT NO WRIT OF PROCEDURAL ERROR, OBJECTION OR EXCEPTION SHALL BE FILED BY OR ON BEHALF OF THE GUARANTOR. NOTWITHSTANDING THE FOREGOING, THE GUARANTOR SHALL HAVE THE RIGHT TO CHALLENGE PURCHASER’S APPLICATION TO THE COURT FOR THE ADDITIONAL COSTS PURCHASER SEEKS.

THE GUARANTOR HEREBY ACKNOWLEDGES THAT, BY AGREEING TO THE FOREGOING WARRANT FOR CONFESSION OF JUDGMENT, THE GUARANTOR WAIVES HIS RIGHT TO NOTICE AND A PRIOR JUDICIAL PROCEEDING TO DETERMINE HIS RIGHTS AND LIABILITIES, AND FURTHER ACKNOWLEDGES THAT PURCHASER MAY, UPON THE OCCURRENCE OF AN EVENT OF DEFAULT UNDER THIS GUARANTEE, SUBJECT TO THE NOTICE AND CURE REQUIREMENTS PROVIDED ABOVE, OBTAIN A JUDGMENT AGAINST THE GUARANTOR FOR ALL UNPAID LIABILITIES AND ADDITIONAL COSTS. THE GUARANTOR ALSO ACKNOWLEDGES THAT PURCHASER MAY LEVY EXECUTION ON THAT JUDGMENT AGAINST ANY AND ALL PROPERTY OF THE GUARANTOR, AND MAY DO SO WITHOUT THE PRIOR KNOWLEDGE OR CONSENT OF THE GUARANTOR AND WITHOUT ANY OPPORTUNITY OF THE GUARANTOR TO RAISE ANY DEFENSE, SET-OFF, COUNTER-CLAIM OR OTHER CLAIM THAT THE GUARANTOR MAY HAVE, AND THAT THE GUARANTOR KNOWINGLY, VOLUNTARILY AND INTELLIGENTLY GRANTS PURCHASER THE FOREGOING RIGHT TO CONFESS JUDGMENT AND WARRANT OF ATTORNEY AS AN EXPLICIT AND MATERIAL PART OF THE CONSIDERATION BARGAINED FOR BETWEEN PURCHASER AND THE GUARANTOR.

THE GUARANTOR CERTIFIES THAT HE HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL AT THE SIGNING OF THIS GUARANTEE AND IN THE GRANTING OF THE ANNEXED WARRANT OF CONFESSION OF JUDGMENT, THAT SAID COUNSEL WAS SELECTED BY THE GUARANTOR OF HIS OWN FREE WILL, AND THAT THE GUARANTOR HAS HAD THE OPPORTUNITY TO DISCUSS THE ANNEXED WARRANT OF CONFESSION OF JUDGMENT WITH THAT COUNSEL. THE GUARANTOR ALSO CERTIFIES THAT HE HAS READ AND UNDERSTANDS THE MEANING AND EFFECT OF THIS PROVISION AND THE ANNEXED WARRANT OF CONFESSION OF JUDGMENT.

The Guarantor hereby authorizes Purchaser to date this Guarantee and to complete and fill in any blank spaces in this Guarantee in order to conform to terms upon which the Guarantee is provided.

Purchaser shall have the unrestricted right at any time or from time to time, without any Seller’s consent, to assign all or any portion of its rights and obligations hereunder to one or more persons (each, an “Assignee”), and the Guarantor agrees that it shall execute, or cause to be executed, such documents, including without limitation, ministerial amendments hereto and to any other documents executed in connection herewith or pursuant hereto (collectively the “Documents”) as Purchaser shall deem reasonably necessary to effect the foregoing. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by Purchaser in connection with such assignment, and the payment by Assignee of the purchase price agreed to by Purchaser and such Assignee, such Assignee shall have all of the rights and obligations of Purchaser hereunder (and under any and all other Documents) to the extent that such rights and obligations have been assigned by Purchaser pursuant to the assignment documentation between Purchaser and such Assignee.

In the event of the death of an individual Guarantor, this guaranty may be terminated with respect to the obligations of the Guarantor (but, only so far as it related to Liabilities arising after such termination), only upon written notice to that effect, delivered by the estate of the Guarantor to Purchaser and duly received by Purchaser. In the event of termination, the estate of the Guarantor and his or her executors, administrators and assigns shall nevertheless remain liable with respect to the Liabilities theretofore created or arising, and, with respect to such Liabilities and any other liabilities arising out of the same, this instrument shall continue in full force and effect and Purchaser shall have all the rights herein provided for as if no such termination had occurred.

IN WITNESS WHEREOF, this instrument has been duly executed by the undersigned as of the day and year first above written.

GUARANTOR:

/s/ Jianhua Wu
Name:	Jianhua Wu
Address:	No. 9 Yanyu Middle Road,
Qianzhou Village, Huishan District,
Wuxi City, Jiangsu Province, PRC 214181